UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 20, 2025

(Commission File Number)	(Exact Name of Registrants as Specified in Their Charters)	(I.R.S. Employer Identification No.)
1-12579	OGE ENERGY CORP.	73-1481638

Oklahoma
(State or Other Jurisdiction of Incorporation)

321 North Harvey	P.O. Box 321	Oklahoma City	Oklahoma	73101-0321
(Address of Principal Executive Offices)				(Zip Code)

(405) 553-3000

(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
OGE Energy Corp.	Common Stock	OGE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

The disclosure regarding the Forward Sale Agreements (as defined below) under Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On November 20, 2025, OGE Energy Corp. (NYSE: OGE) (the “Company”) issued a press release announcing the Offering (as defined below) and issued a press release announcing that it had priced the Offering. Copies of these press releases are furnished as Exhibits 99.01 and 99.02 hereto and are incorporated herein by reference.

We anticipate that the net proceeds of the Offering, together with proceeds from our automatic dividend reinvestment and stock repurchase plan, will satisfy the external equity amounts required to finance the incremental investments under our updated $7.285 billion five-year capital plan through 2030. There can be no assurances, however, that our equity needs will not change. Among other factors, any updates to our capital plan or any updates to the assumptions, expectations and projections underlying our existing capital plan may require additional financing, including equity financing.

The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”).

Item 8.01. Other Events

On November 20, 2025, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, as representatives (the “Representatives”) of the several underwriters named therein (the “Underwriters”), Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, acting in their capacity as forward sellers (in such capacity, the “Forward Sellers”), and Morgan Stanley & Co. LLC and JPMorgan Chase Bank, National Association, New York Branch, acting in their capacity as forward purchasers (in such capacity, the “Forward Purchasers”), in connection with the underwritten public offering by the Underwriters (the “Offering”) of 8,023,256 shares (the “Offered Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). Of the Offered Shares, 4,011,628 shares were issued and sold by the Company to the Underwriters, and 4,011,628 shares were borrowed from third parties and sold to the Underwriters by the Forward Sellers.

On November 21, 2025, the Underwriters exercised in full their option to purchase an additional 1,203,488 shares of Common Stock pursuant to the Underwriting Agreement.

On November 20, 2025, the Company entered into forward sale agreements (the “Forward Sale Agreements”) with each of the Forward Purchasers, relating to an aggregate of 4,011,628 shares of Common Stock, to be borrowed from third parties and sold by the Forward Sellers to the Underwriters. On November 21, 2025, the Company entered into additional forward sale agreements with each of the Forward Purchasers relating to an aggregate of 601,744 shares of Common Stock (the “Additional Forward Sale Agreements” and, unless the context otherwise requires, the term Forward Sale Agreements as used in this Current Report on Form 8-K includes the Additional Forward Sale Agreements).

The Forward Sale Agreements provide for settlement on a settlement date or dates to be specified at the Company’s discretion by May 27, 2027. On a settlement date or dates, if the Company decides to physically settle the Forward Sale Agreements, the Company will issue shares of Common Stock to the Forward Purchasers at the then-applicable forward sale price. The forward sale price will initially be $41.71 per share, which is the price at which the Underwriters have agreed to buy the shares of Common Stock pursuant to the Underwriting Agreement. The Forward Sale Agreements provide that the initial forward sale price will be subject to adjustment based on a floating interest rate factor equal to the overnight bank funding rate less a spread, and will be subject to decrease on each of certain dates specified in the Forward Sale Agreements by amounts related to expected dividends on shares of the Company’s Common Stock during the term of the Forward Sale Agreements. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. The forward sale price will also be subject to decrease if the cost to a Forward Seller of borrowing the number of shares of the Company’s Common Stock underlying the applicable Forward Sale Agreement exceeds a specified amount.

Before the issuance of shares of the Company’s Common Stock, if any, upon settlement of the Forward Sale Agreements, the Company expects that the shares issuable upon settlement of the Forward Sale Agreements will be reflected in the Company’s diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of the Company’s Common Stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of the Company’s Common Stock that would be issued upon full physical settlement of the Forward Sale Agreements over the number of shares of the Company’s Common Stock that could be purchased by the Company in the market (based on the average market price of the Company’s Common Stock during the applicable reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the applicable reporting period). Consequently, the Company anticipates there will be no dilutive effect on the Company’s earnings per share except during periods when the average market price of shares of the Company’s Common Stock is above the applicable adjusted forward sale price, which is initially $41.71 per share, subject to increase or decrease based on the overnight bank funding rate, less a spread, and subject to decrease by amounts related to expected dividends on shares of the Company’s Common Stock during the term of the Forward Sale Agreements.

However, if the Company decides to physically or net share settle the Forward Sale Agreements, delivery of shares of the Company’s Common Stock on any physical or net share settlement of the Forward Sale Agreements will result in dilution to the Company’s earnings per share.

The Forward Sale Agreements will be physically settled, unless the Company elects to settle the Forward Sale Agreements in cash or to net share settle the Forward Sale Agreements (which the Company has the right to do, subject to certain conditions). If the Company decides to physically settle or net share settle the Forward Sale Agreements, delivery of shares of Common Stock upon any physical settlement or net share settlement of the Forward Sale Agreements will result in dilution to the Company’s earnings per share. If the Company elects cash or net share settlement for all or a portion of the shares of Common Stock underlying such Forward Sale Agreements, the Company would expect each of the Forward Purchasers or their respective affiliates to repurchase a number of shares of Common Stock equal to the portion for which the Company elects cash or net share settlement in order to satisfy its obligations to return the shares of the Company’s Common Stock the Forward Purchasers or their respective affiliates have borrowed in connection with sales of Common Stock in the Offering and, if applicable in connection with net share settlement, to deliver shares of Common Stock to the Company. If the market value of Common Stock at the time of such purchase is above the forward sale price at that time, the Company will pay or deliver, as the case may be, to the Forward Purchasers under the Forward Sale Agreements, an amount in cash, or a number of shares of Common Stock with a market value, equal to such difference. Any such difference could be significant. Conversely, if the market value of Common Stock at the time of such purchase is below the forward sale price at that time, the Forward Purchasers will pay or deliver, as the case may be, to the Company under the Forward Sale Agreements, an amount in cash, or a number of shares of Common Stock with a market value, equal to such difference.

Each Forward Purchaser will have the right to accelerate its respective Forward Sale Agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and require the Company to physically settle such Forward Sale Agreement on a date specified by such Forward Purchaser if:

•	in the good faith, commercially reasonable judgment of such Forward Purchaser, it or its affiliate, is unable to hedge its exposure to the transactions contemplated by such Forward Sale Agreement because of the lack of sufficient shares of the Company’s Common Stock being made available for borrowing by stock lenders, or it, or its affiliate, is unable to borrow such number of shares at a rate equal to or less than an agreed maximum stock loan rate;

•	the Company declares any dividend or distribution on shares of the Company’s Common Stock payable in (i) cash in excess of a specified amount (other than an extraordinary dividend), (ii) securities of another company, or (iii) any other type of securities (other than the Company’s Common Stock), rights, warrants, or other assets for payment (cash or other consideration) at less than the prevailing market price, as reasonably determined by such Forward Purchaser;

•	certain ownership thresholds applicable to such Forward Purchaser are exceeded;

•	an event is announced that, if consummated, would result in an extraordinary event (as defined in such Forward Sale Agreement), including, among other things, certain mergers and tender offers, as well as certain events such as a delisting of the Company’s Common Stock (each as more fully described in the relevant Forward Sale Agreement); or

•	certain other events of default or termination events occur, including, among other things, any material misrepresentation made by the Company in connection with entry into such Forward Sale Agreement, the Company’s bankruptcy (except as described in the prospectus supplement) or certain changes in law (each as more fully described in each Forward Sale Agreement).

In the ordinary course of their respective businesses, the Forward Purchasers and the Forward Sellers and/or their affiliates have in the past and may in the future provide the Company and its affiliates with financial advisory and other services for which they have and in the future will receive customary fees. For example, the Forward Purchasers and affiliates of the Underwriters are lenders under the Company’s credit facilities. In connection with their participation in the Company’s credit facilities, the Forward Purchasers and such affiliates of the Underwriters receive customary fees, and to the extent that the Company uses any of the net proceeds of the Offering to repay future borrowings outstanding under the Company’s credit facilities, the Forward Purchasers and such affiliates of the Underwriters will receive their proportionate share of any amount of the Company’s credit facilities that is repaid with the net proceeds of the Offering.

The foregoing descriptions of the Underwriting Agreement and the Forward Sale Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, the Forward Sale Agreements and each of the Additional Forward Sale Agreements, which are filed as Exhibit 1.01, Exhibit 10.01, Exhibit 10.02, Exhibit 10.03 and Exhibit 10.04, hereto, respectively, and are incorporated herein by reference.

The Offered Shares are being offered and sold pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-279061) (the “Registration Statement”). Attached hereto as Exhibit 5.01 is an opinion of counsel regarding the legality of the Offered Shares.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
1.01	Underwriting Agreement, dated November 20, 2025, by and among the Company, Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC as representatives of the several underwriters named therein, Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, acting in their capacity as forward sellers, and Morgan Stanley & Co. LLC and JPMorgan Chase Bank, National Association, New York Branch, acting in their capacity as forward purchasers.
5.01	Opinion of GableGotwals as to the legality of the Offered Shares.
10.01	Forward Sale Agreement, dated November 20, 2025, by and between the Company and Morgan Stanley & Co. LLC.
10.02	Forward Sale Agreement, dated November 20, 2025, between the Company and JPMorgan Chase Bank, National Association, New York Branch.
10.03	Additional Forward Sale Agreement, dated November 21, 2025, by and between the Company and Morgan Stanley & Co. LLC.
10.04	Additional Forward Sale Agreement, dated November 21, 2025, between the Company and JPMorgan Chase Bank, National Association, New York Branch.
23.01	Consent of GableGotwals (included in Exhibit 5.01).
99.01	Press Release, dated November 20, 2025.
99.02	Press Release, dated November 20, 2025.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.

(Registrant)

By:	/s/ Sarah R. Stafford
Sarah R. Stafford
Controller and Chief Accounting Officer

November 24, 2025